UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, 2nd Floor
Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, Kenneth Huttner, M.D., Ph.D., notified LogicBio Therapeutics, Inc. (the “Company”) of his intention to resign from his current position as Senior Vice President, Head of Clinical Development. Dr. Huttner’s departure from service is effective as of June 17, 2020.

Effective June 17, 2020, the Company appointed Daniel J. Gruskin, M.D. as its Interim Head of Clinical Development. In April 2020, Dr. Gruskin started consulting with the Company as a special advisor. Previously, Dr. Gruskin served in roles of increasing responsibility at Sanofi Genzyme, most recently as Vice President, Head of Global Medical Affairs, Rare Disease, in which capacity he oversaw medical affairs, life cycle management, scientific affairs and other medical and development activities related to metabolic, rare and/or genetic diseases. Prior to his role at Sanofi Genzyme, Dr. Gruskin served as Assistant Professor, Human Genetics and Pediatrics at Emory University School of Medicine, where he was also the Chief of the Genetics Section at Children’s Healthcare of Atlanta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Bryan Yoon
Bryan Yoon Chief Administrative Officer and General Counsel

Date: June 17, 2020